SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 11, 2011
Date of Report (Date of earliest event reported)

PURE BIOSCIENCE
(Exact name of registrant as specified in its charter)

California	0-21019	33-0530289
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1725 Gillespie Way, El Cajon, California 92020
(Address of principal executive offices)(Zip Code)

(619) 596 8600
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On March 1, 2011, PURE Bioscience (“the Company”) reported that on February 25, 2011, the Board of Directors had approved the extension of the expiration date of 2,050,000 outstanding non-plan options to acquire common stock previously granted to certain officers and directors.

As of March 11, 2011, the purported extensions have been nullified and rescinded and deemed void ab initio by each of the Company’s Board of Directors, the Company and each applicable optionee.  As a result of the nullification, all applicable stock options are to expire on April 21, 2011 in accordance with their original terms, without regard to the purported extensions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PURE BIOSCIENCE

Dated: March 14, 2011

/s/ Andrew J. Buckland
Andrew J. Buckland, Chief Financial Officer